UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): June 3, 2009

LIFE SCIENCES RESEARCH, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(State or other jurisdiction of incorporation)

0-33505	52-2340150
(Commission File Number)	(I.R.S. Employer Identification Number)

PO Box 2360, Mettlers Road, East Millstone, NJ	08875
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 649-9961

(Former name or former address, if changed since last report)

Item 1.01.  Entry into a Material Definitive Agreement

Item 5.02.  Compensatory Arrangements of Certain Officers

Amendment to 2007 Long Term Incentive Plan (“LTIP”)

At a joint meeting on June 3, 2009 of the Board of Directors and Compensation Committee (the “Committee”) of Life Sciences Research, Inc. (the “Company”), the Committee and the Board, (with the two management directors, Mr. Baker and Mr. Cass, abstaining from the Board vote) approved certain amendments to the LTIP:

1.           In the event there is a change in control of the Company on or before December 31, 2010,then:

•	The LTIP matures immediately upon the change in control and the target performance level is deemed achieved;
•	Payout to participants in the LTIP is based on the individual gross salaries (prior to the 6% reduction in salaries now in force) current at the time of the change in control
•	Payout to participants in the LTIP is made at the levels prescribed for having fully achieved the 16% operating profit percentage LTIP target (the “LTIP Target”)
•	Payout is made within 30 days after the date of the change in control
•
The LTIP payout amount to be included in a participant’s total compensation or base salary for purposes of calculating employment termination payments following a change in control under employment agreement or other applicable change in control provisions is limited to one third of the individual recipient’s LTIP payout

•	There will be a modified cutback of LTIP payouts to comply with US tax code Section 280G limits for those, if any, to whom Section 280G applies

2.           In the event there is not a change in control of the Company on or before December 31,2010:

•	The plan matures at December 31, 2010
•
Payout to participants in the LTIP is calculated based on the operating profit percentage achieved in the best 4 consecutive quarters during the plan period (January 1, 2007 through December 31, 2010) (the “Best OP%”)

•
Payout is prorated to the original LTIP Target.  That payout will be equal to the percentage which the Best OP% bears to the LTIP Target; 100% will be paid if the LTIP Target is achieved over any 4 consecutive quarters.

•	Payout is based on the individual gross salaries (prior to 6% reduction now in force) current at the time of maturity

•
Payout is made within 30 days after the earlier of (i) achieving the LTIP Target or (ii) March 31, 2011 if the LTIP Target is not fully achieved by December 31, 2010, in which case the payout would be based on the pro rata percentage of the Best OP% to the LTIP Target.

The aggregate amount payable to all participants under the 2007 LTIP in the event of a change in control of the Company or full achievement of the LTIP Target is approximately $4.89 million.  The potential payments under the LTIP in the event of a change in control of the Company or full achievement of the LTIP Target for each of the executive officers is as follows:

Andrew Baker, Chairman and CEO*	$1,132,000
Brian Cass, President and Managing Director*	$1,132,000
Richard Michaelson, CFO	$560,000
Julian Griffiths, Director of Operations*	$490,000
Mark Bibi, Secretary and General Counsel	$420,000

*	Payments to Messrs. Baker, Cass and Griffiths are made in UK pounds sterling. For purposes of estimating these payments in US dollars, an exchange rate of £1.00 = $1.53 has been used.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Life Sciences Research, Inc. has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 5, 2009	LIFE SCIENCES RESEARCH, INC.

By: /s/ Mark L. Bibi
Name: Mark L. Bibi
Title: Secretary and General Counsel